Exhibit 5.1

DLA Piper Rudnick Gray Cary US LLP 2000 University Avenue East Palo Alto, California 94303-2248 T 650.833.2000 F 650.833.2001 W www.dlapiper.com

December 19, 2005

8x8, Inc.
2445 Mission College Blvd.
Santa Clara, CA 95054

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as special counsel for 8x8, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 7,142,858 shares of common stock of the Company, par value $0.001 per share (the "Shares"), (ii) warrants (the "Warrants") to purchase up to 1,785,714 shares of common stock of the Company, par value $0.001 per share (the "Warrant Shares") and (iii) the Warrant Shares, in each case pursuant to a Registration Statement on Form S-3 (No. 333-126350) (such Registration Statement, as amended from time to time, is herein referred to as the "Registration Statement") and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission.

        The Shares and the Warrants are to be sold to pursuant to a Securities Purchase Agreement dated December 15, 2005 (the "Purchase Agreement"), which Purchase Agreement has been filed as an exhibit to the Company's Current Report on Form 8-K filed on December 19, 2005. The Warrant Shares are to be sold from time to time upon exercise of the Warrants, the form of which has been filed as an exhibit to the Company's Current Report on Form 8-K filed December 19, 2005.

        In connection with this opinion we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Purchase Agreement, the form of Warrant, and such other instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        We are opining herein as to the effect on the subject transactions only of the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

        1. The Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

        2. The Warrants have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        3. The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Prospectus Supplement. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ DLA PIPER RUDNICK GRAY CARY US LLP
DLA PIPER RUDNICK GRAY CARY US LLP